                                                                   EXHIBIT 10.34

                             PRINTERS' SQUARE LEASE

                                      LEASE

1.      BASIC LEASE PROVISIONS AND IDENTIFICATION OF EXHIBITS

        1.1    Basic Lease Provisions.

        (A)    Buildings and Address:

               Printers' Square
               600-780 South Federal Street,
               76 West Polk Street and
               75 West Harrison Street
               Chicago, Illinois 60605

        (B)    Landlord and Address:

               LaSalle Bank National
               Association formerly known as
               LaSalle National Bank, LaSalle National Trust N.A., not personally, but solely as Trustee under Trust Agreement dated April 14, 1978 and known as Trust Number 54214
               c/o Anvan Realty & Management
               1901 South Meyers Road, Suite 220
               Oakbrook Terrace, IL 60181

        (C)    Tenant and Current Address:

               Universal Access, Inc.
               100 North Riverside Plaza
               Suite 2200
               Chicago, Illinois 60606

        (D)    Date of Lease: December 13, 1999

        (E)    Lease Term: Ten (10) Years and Seventeen (17) Days

        (F)    Commencement Date of Term: December 15, 1999

        (G)    Expiration Date of Term: December 31, 2009

        (H)    Monthly Base Rent:

                               Suite 121 (891 RSF)


                      Annual Base Rent in    Monthly Base Rent in    Rental Rate
      Period              U.S. Dollars           U.S. Dollars            PSF
      ------          -------------------    --------------------    -----------
12/15/99 - 3/31/00         $15,574.68             $1,297.89            $17.48
4/1/00 - 3/31/01            16,046.88              1,337.24             18.01

                      Annual Base Rent in    Monthly Base Rent in    Rental Rate
      Period              U.S. Dollars           U.S. Dollars            PSF
      ------          -------------------    --------------------    -----------
4/1/01 - 12/31/02            20,047.56             1,670.63              22.50
1/1/03 - 12/31/03            24,342.12             2,028.51              27.32
1/1/04 - 12/31/04            25,072.74             2,089.40              28.14
1/1/05 - 12/31/05            25,821.18             2,151.77              28.98
1/1/06 - 12/31/06            26,596.32             2,216.36              29.85
1/1/07 - 12/31/07            27,398.28             2,283.19              30.75
1/1/08 - 12/31/08            28,218.00             2,351.50              31.67
1/1/09 - 12/31/09            29,064.48             2,422.04              32.62

                              Suite 123 (1,807 RSF)


                      Annual Base Rent in    Monthly Base Rent in    Rental Rate
      Period              U.S. Dollars           U.S. Dollars            PSF
      ------          -------------------    --------------------    -----------
12/15/99 -3/14/00               0*                    0*                0*
3/15/00 - 12/31/00        $45,174.96             $3,764.58            $25.00
1/1/01 - 12/31/01          46,530.24              3,877.52             25.75
1/1/02 - 12/31/02          47,921.64              3,993.47             26.52
1/1/03 - 12/31/03          49,367.28              4,113.94             27.32
1/1/04 - 12/31/04          50,849.04              4,237.42             28.14
1/1/05 - 12/31/05          52,366.92              4,363.91             28.98
1/1/06 - 12/31/06          53,938.92              4,494.91             29.85
1/1/07 - 12/31/07          55,565.28              4,630.44             30.75
1/1/08 - 12/31/08          57,227.64              4,768.97             31.67
1/1/09 - 12/31/09          58,944.36              4,912.03             32.62

--------
        * Provided no Event of Default has occurred (and if such Event of Default occurs Tenant shall pay Base Rent for such 3-month period in the amount of $3,764.58 per month).



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

                                EQUIPMENT SPACES:


                                                 ANNUAL RENTAL RATE PER USABLE
                    PERIOD                        SQUARE FOOT IN U.S. DOLLARS
                    ------                       -----------------------------
              12/15/99 - 12/31/00                           $12.50
               1/1/01 - 12/31/01                             12.88
               1/1/02 - 12/31/02                             13.26
               1/1/03 - 12/31/03                             13.66
               1/1/04 - 12/31/04                             14.07
               1/1/05 - 12/31/05                             14.49
               1/1/06 - 12/31/06                             14.93
               1/1/07 - 12/31/07                             15.37
               1/1/08 - 12/31/08                             15.83
               1/1/09 - 12/31/09                             16.31

        The actual amount of Monthly Base Rent payable for any Equipment Space shall be determined based upon the rates listed above when the exact size of such space is determined and a Space Acceptance Agreement is fully executed.

        (I)    Rentable Area Of The Premises

               (i)    Suite 121 - 891 rentable square feet

               (ii)   Suite 123 - 1,807 rentable square feet

               (iii) Equipment Spaces - To be determined prior to the Commencement Date pursuant to section 2 hereof

                      (a) Generator Space - approximately 242 rentable square feet (to be determined in accordance with Space Acceptance Agreement)

                      (b) Antenna Space - square footage shall be in accordance with the Space Acceptance Agreements to be executed pursuant to the terms hereof

                      (c) HVAC Space - square footage shall be in accordance with the Space Acceptance Agreements to be executed pursuant to the terms hereof

        (J)    Security Deposit: $14,256

        (K)    Floor: First Floor

        (L)    Options:



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

               (i)    Options to renew as set forth in section 29 below

               (ii) Right of First Opportunity as set forth in section 30 below

        1.2 Identification of Exhibits. The exhibits set forth below and attached to this Lease are incorporated in this Lease by this reference:

               EXHIBIT A - Plan of Premises
               EXHIBIT B - Intentionally Omitted
               EXHIBIT C - Pathway Use Fees
               EXHIBIT D - Pathway Confirmation Agreement Form
               EXHIBIT E - Space Acceptance Agreement
               EXHIBIT F - Plan of Option Space

2.      PREMISES AND TERM

        2.1 Lease of Premises; Description of Complex. Landlord leases to Tenant and Tenant leases from Landlord the premises known as Suite 121 and Suite 123 (collectively, the "Premises") shown on Exhibit A, which are or will be contained in the Buildings (the "Buildings") located at the address stated in l.l.A., which Buildings are part of an office, commercial and apartment building complex known as Printers' Square and located at 600-780 South Federal Street, 76 West Polk Street and 75 West Harrison Street, Chicago, Illinois, upon the following terms and conditions. For purposes of this Lease, "Complex" shall mean all land, buildings and improvements, including the "Common Areas" (hereinafter defined) comprising Printers' Square.

               (A) The office and commercial area of the Complex means:

                      (1) The entire first floor of the entire Complex with
               entrance ways at the following addresses: 76 West Polk, 700 South Federal, 620 South Federal, 600 South Federal and 75 West Harrison Streets.

                      (2) The entire second and third floors at 600 South
               Federal, 620 South Federal and 640 South Federal Streets.

                      (3) The entire fourth floor at 600 South Federal and 620
               South Federal Streets.

                      (4) The entire fifth, sixth, seventh and eighth floors at
               620 South Federal Street.

               (B) The residential area of the Complex means:

                      (1) The entire second floor at 780 South Federal Street,
               740 South Federal Street and 680 South Federal Street.

                      (2) The entire third floor at 780 South Federal Street,
               740 South Federal Street and 680 South Federal Street.

                      (3) The entire fourth floor at 780 South Federal Street,
               740 South Federal Street, 680 South Federal Street and 640 South Federal Street.



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

                      (4) The entire fifth, sixth, seventh and eighth floors at
               780 South Federal Street, 740 South Federal Street, 680 South Federal Street and 640 South Federal Street.

                      (5) The entire ninth floor at 780 South Federal Street,
               740 South Federal Street and 680 South Federal Street.

                      (6) The entire tenth, eleventh and twelfth floors at 780
               South Federal Street and 740 South Federal Street.

        2.2 Term. The term of this Lease (the "Term") shall commence on the date (the "Commencement Date"), which is the earlier to occur of the date stated in section 1.1.F. or the date Tenant first occupies all or part of the Premises for the conduct of business. The Term shall expire on the date (the "Expiration Date") stated in section l.l.G, unless sooner terminated, as otherwise provided in this Lease.

3. RENT. Tenant agrees to pay to Landlord at the office of the managing agent (the "Manager") of the beneficiary of Landlord (the "Beneficiary"), or at such other place designated by Landlord, without any prior notice or demand and without any deduction or set off whatsoever, base rent at the initial monthly rate stated in section l.l.H ("Monthly Base Rent"). Monthly Base Rent is subject to adjustment pursuant to section 22.2, and as adjusted is called "Adjusted Monthly Base Rent." Adjusted Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord upon execution of this Lease by Tenant. Adjusted Monthly Base Rent shall be prorated for partial months within the Term. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease in addition to Adjusted Monthly Base Rent shall be considered additional rent, and Adjusted Monthly Base Rent and additional rent shall be collectively called "Rent." Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. In the event Tenant desires to interconnect its telecommunications equipment with the telecommunications equipment of other tenants in the Building, Tenant may, upon obtaining Landlord's written approval, which approval shall not be unreasonably withheld or delayed, do so in accordance with the terms and conditions of this Lease, specifically including the terms of section 10 hereof. Notwithstanding the foregoing, Landlord shall perform all work necessary to effectuate such interconnections at commercially reasonable rates and Tenant shall reimburse Landlord for the costs of such work within ten (10) business days after receipt of an invoice from Landlord for same. The pathways granted hereunder shall not be considered a part of the Premises and shall be granted as an irrevocable license (except upon an Event of Default hereunder) for use in common with Landlord and other tenants of the Building which license shall be coterminous with the Term of this Lease. Notwithstanding anything contained herein to the contrary, if any license granted by Landlord to Tenant hereunder or under a Pathway Confirmation Agreement or Space Acceptance Agreement is revoked or terminated by Landlord except in connection with an Event of Default under this Lease, Rent due under this Lease shall abate commencing as the date of such revocation and continuing until such license is restored or until Landlord has provided Tenant with substitute space in the Building. The pathway use fees shall be as set forth on Exhibit C attached hereto.

4. SECURITY DEPOSIT. As security for the performance of its obligations under this Lease, Tenant, upon its execution of this Lease, has paid to Landlord a security deposit (the "Security Deposit") in the amount stated in section l.l.J. The Security Deposit may be applied by Landlord to cure any default of Tenant under this Lease, and upon notice by Landlord of such application, Tenant shall replenish the Security Deposit in full by promptly paying to Landlord the amount so applied. Landlord shall not pay any interest on the Security Deposit. Within forty-five (45) days after the Expiration Date, Landlord shall return to

Tenant the balance, if any, of the Security Deposit. The Security Deposit shall not be deemed an advance payment of Rent or a measure of damages for any default by Tenant under this Lease, nor shall it be a bar or defense to any action which Landlord may at any time commence against Tenant.

5.      SERVICES.

        5.1 Landlord's General Services. Landlord shall provide the following services:

               (A) Intentionally Deleted;

               (B) city water from the regular Buildings fixtures for drinking, lavatory and toilet purposes only;

               (C) Intentionally Deleted;

               (D) customary cleaning, mowing, groundskeeping, snow removal and trash removal in the "Common Areas" (hereinafter defined);

               (E) washing of windows in the Premises, inside and outside at reasonable intervals;

               (F) adequate passenger elevator service in common with other tenants of the Buildings and freight elevator service subject to scheduling by Landlord;

               (G) heating, air-conditioning and lighting of Common Areas (House Meter); and

               (H) security services, the nature and extent of which shall be determined by Landlord in its sole discretion.

        5.2 Additional and After-Hour Services. Landlord shall not be obligated to furnish any services or utilities, other than those stated in section 5.1 above. If Landlord elects to furnish services or utilities requested by Tenant in addition to those listed in section 5.1 or at times other than those stated in section 5.1, Tenant shall pay to Landlord the prevailing charges for such services and utilities within ten (10) days after billing. If Tenant fails to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional or after-hour services. No such discontinuance of any service shall result in any liability of Landlord to Tenant or be considered an eviction or a disturbance of Tenant's use of the Premises.

        5.3 Delays in Furnishing Services. If, as a result of any failure to furnish or delay in furnishing any of the services described in section 5.1, the Premises are rendered substantially untenantable for a period of 72 consecutive hours and the Tenant is unable to occupy the Premises due to such untenantability, then, commencing upon the expiration of said 72-hour period, Rent shall abate for the duration of such untenantability until normal services are resumed. Tenant agrees that Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service if attributable to any of the causes described in section 26.7. In addition, no such failure or delay shall be considered to be an eviction or disturbance of Tenant's use or possession of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligations of Tenant under this Lease, except as stated in the first sentence of this section.

        5.4 Tenant's Utilities. Tenant shall make arrangements directly with the telephone company and the public utility electric company servicing the Buildings for telephone service and all electric power or current in the Premises desired by Tenant. Tenant shall pay for all telephone and electric service (other than for the services provided under section 5.1.A) used or consumed in the Premises, including the cost of installation of any separate meters. Tenant shall also pay for the maintenance and replacement of all light fixtures, electrical switches, electrical outlets, lamps, bulbs, tubes, ballasts and starters located in the Premises.

6.      POSSESSION, USE AND ENJOYMENT.

        6.1 Possession and Use of Premises. Tenant shall be entitled to possession of the Premises as of the Commencement Date. Tenant shall occupy and use the Premises only as a telecommunications center, including switching, line wholesaling, co-location facilities provider and licensor, and for ancillary uses thereto, and for no other use or purpose. Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which:

               (A) is unlawful or in violation of any applicable legal, governmental or quasi- governmental requirement, ordinance or rule (including the Board of Fire Underwriters);

               (B) may be dangerous to persons or property;

               (C) may invalidate or increase the amount of premiums for any policy of insurance affecting the Buildings or the Complex, and if any additional amounts of insurance premium are so incurred, Tenant shall pay to Landlord the additional amounts on demand; or

               (D) may create a nuisance, disturb any other tenant of the Buildings or the Complex or the occupants of neighboring property or injure the reputation of the Buildings or the Complex.

        6.2 Quiet Enjoyment. So long as Tenant is not in default under this Lease, Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, subject to the terms of this Lease.

        6.3 Common Areas.

               (A) For purposes of this Lease "Common Areas " shall mean all areas, improvements, space, equipment and special services in or at the Complex provided by Landlord for the common or joint use and benefit of tenants, customers, and other invitees, including, without limitation, driveways, entrances and exits, retaining walls, landscaped areas, truck serviceways or tunnels, loading docks, pedestrian walkways, walls, malls, courtyards, concourses, stairs, ramps, sidewalks, washrooms, signs identifying or advertising the Complex, maintenance and utility room and closets, hallways, lobbies, elevators and their housing and rooms, common window areas, walls and ceiling in Common Areas, and trash or rubbish areas.

               (B) Provided Tenant is not in default under this Lease, Tenant shall be entitled to use, in common with others entitled thereto, the Common Areas as may be designated from time to time by Landlord, subject to the terms and conditions of this Lease and to the rules and regulations for the use thereof as may be reasonably prescribed from time to time by Landlord. If the size or configuration of the Common Areas is diminished or altered, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any compensation or diminution or abatement of Adjusted Monthly Base Rent, nor shall such diminution or alteration of the Common Areas be considered a constructive or actual eviction.

7. CONDITION OF PREMISES. Tenant shall notify Landlord in writing within thirty
(30) days after Tenant takes possession of the Premises of any defects in the Premises claimed by Tenant. Except for defects stated in such notice and latent defects, Tenant shall be conclusively presumed to have accepted the Premises in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises, the Buildings, the Common Areas or the Complex and no representation regarding the condition of the Premises, the Buildings, the Common Areas or the Complex has been made by or on behalf of Landlord to Tenant, except as stated in this Lease.

8. ASSIGNMENT AND SUBLETTING.

        8.1 Assignment and Subletting. Without the prior written consent of Landlord, Tenant shall not sublease the Premises, or assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of Tenant in this Lease, in whole or in part, by operation of law or otherwise. Landlord's consent to a proposed assignment (other than an assignment to be given for collateral purposes) or for a proposed sublease shall not be unreasonably withheld, conditioned or delayed. If Tenant desires to assign this Lease or enter into any sublease of the Premises, Tenant shall deliver written notice of such intent to Landlord, together with a copy of the proposed assignment or sublease at least forty-five (45) days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease. Any approved sublease shall be expressly subject to the terms and conditions of this Lease, and Tenant shall pay Landlord on the first day of each month during the term of the sublease fifty percent (50%) of the excess of all rent and other consideration attributable to the sublease if and when received from the subtenant for each month over that portion of the Adjusted Monthly Base Rent due under this Lease for said month, which is allocable on a square footage basis to the space sublet. In the event of any approved sublease or assignment, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease. For purposes of this Section, an assignment shall be considered to include a change in the majority ownership or control of Tenant if Tenant is a partnership or a corporation whose shares of stock are not traded publicly.

               (A) Notwithstanding anything to the contrary herein, Tenant shall not be required to obtain Landlord's consent to any assignment of this Lease or sublease of the Premises, or any portion thereof, (x) to an organization that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with Tenant (y) in conjunction with a transaction wherein Tenant becomes an entity whose shares of stock or other ownership interests are, directly or indirectly, sold on a national exchange or an inter-dealer quotation system (and in the event the foregoing transaction has occurred, any subsequent sale of ownership interests or issuance of new ownership interests, directly or indirectly in Tenant), or (z) in conjunction with the merger, consolidation or amalgamation of Tenant with a third party or the sale of all, or substantially all, of the assets used by Tenant in the conduct of its business at the Premises; provided, that except in the instance described in section 8.1(A)(y), Tenant shall comply with the following requirements: (a) Landlord receives at least 10 days', prior written notice of any such assignment or sublease, (b) such entity has a good reputation and operates a substantially similar type of business to that of Tenant, (c) the minimum net worth of assignee or sublessee is equal to or greater than the net worth of



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

        Tenant immediately prior to such assignment or sublease, as evidenced to Landlord's reasonable satisfaction by financial statements of such assignee or sublessee delivered to, and approved in writing by, Landlord prior to such assignment or sublease, (d) in the event of an assignment, the assignee shall assume the obligations of the tenant under this Lease by a written assumption agreement delivered to Landlord prior to the effective date of such assignment, and (e) Tenant shall not be released from any liability, whether past, present or future, under this Lease, [including any renewal term or for any expansion space, generator space, antenna space or HVAC space], by reason of such assignment or sublease. A Transfer pursuant to the proviso in the immediately preceding sentence is herein called a "Permitted Transfer." The word "control," as used herein, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through ownership of more than fifty percent (50%) of the voting securities in such controlled entity; and

               (B) Landlord acknowledges that Tenant's permitted use requires the installation in the Premises of certain telecommunications equipment owned by customers, licensees and co-locators of Tenant ("Tenant Customers") in order for such Tenant Customers to interconnect with Tenant's equipment or to permit Tenant to manage or operate such Tenant Customers' equipment. Notwithstanding anything to the contrary provided herein, Landlord approves such use of portions of the Premises by Tenant Customers for such purposes without Landlord's further consent. All use or occupancy of the Premises by said Tenant Customers shall comply with any and all applicable governmental laws, rules, or regulations, and the provisions of this Lease. Notwithstanding the foregoing to the contrary, Landlord agrees not to charge Tenant for any portion of fees received by Tenant from Tenant's Customers or to exercise any rights of recapture otherwise available to Landlord hereunder.

        8.2 Recapture Agreement. If Tenant desires to enter into any sublease of the Premises, Landlord shall have the option to exclude from the Premises covered by this Lease, the space proposed to be sublet by Tenant, effective as of the proposed commencement date of sublease of said space by Tenant. Landlord may exercise said option by giving Tenant written notice within fifteen (15) days after receipt by Landlord of Tenant's notice of the proposed sublease. If Landlord exercises said option, Tenant shall surrender possession of the proposed sublease space to Landlord on the effective date of exclusion of said space from the Premises covered by this Lease, and neither party hereto shall have any further rights or liabilities with respect to said space under this Lease. Effective as of the date of exclusion of any portion of the Premises covered by this Lease pursuant to this paragraph (i) the Monthly Base Rent specified in section 1.1.H shall be reduced in the same proportion as the number of square feet of the rentable area contained in the portion of the Premises so excluded bears to the number of square feet of rentable area contained in the Premises immediately prior to such exclusion, and (ii) the rentable area of the Premises specified in section 1.1.1 shall be decreased by the number of square feet of rentable area contained in the portion of the Premises so excluded, for all purposes under this Lease.

9.      MAINTENANCE.

        9.1 Landlord's Maintenance. Landlord, at its expense, shall maintain and make necessary repairs to the structural elements and exterior windows of the buildings and the Common Areas, and, subject to section 5.4, the electrical, plumbing, heating, ventilation and air-conditioning system therein, except that:



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

               (A) Landlord shall not be responsible for the maintenance, or replacement of any such systems which are located within the Premises and are supplemental or special to the Buildings' standard system, or floor or wall coverings in the Premises; and

               (B) The cost of performing any of said maintenance or repairs caused by the negligence of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees, or the failure of Tenant to perform its obligations under this Lease shall be paid by Tenant, except to the extent of insurance proceeds, if any, actually collected by Landlord with regard to the damage necessitating such repairs.

        9.2 Tenant's Maintenance. Tenant, at its expense, shall keep and maintain the Premises in good order, condition and repair and in accordance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules (including the Board of Fire Underwriters). Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be required to make any structural repairs or alterations to the Premises which may be required by law (whether presently existing or hereafter enacted), insurance regulations or otherwise, except as may be required solely by Tenant's or Tenant's Customers' use of the Premises.

        9.3 Maintenance of Common Areas. The Common Areas shall at all times be subject to the exclusive control, management, operation and maintenance of Landlord. Landlord shall have the right from time to time and in reasonable manner to establish, modify and enforce rules and regulations with respect to the Common Areas. Landlord agrees to apply any such rules and regulations in a reasonably non- discriminatory manner. Tenant agrees to comply with such rules and regulations, to cause its officers, agents, contractors and employees to so comply. Landlord shall have the right to construct, maintain and operate lighting facilities in and on the Common Areas; to police the same; from time to time to change the area, level, location or arrangement of parking areas, loading docks, pedestrian walkways, walls, malls, concourses, stairs, ramps, washrooms and other facilities located in the Common Areas to close all or any portion of the Common Areas to such extent as may, in the opinion of Landlord, be legally sufficient to prevent a dedication thereof or accrual of any rights to any person or the public therein; to close temporarily all or any part of the parking areas or parking facilities; and to do and perform such other acts in and to the Common Areas as, in the exercise of good business judgment, Landlord shall determine to be advisable. Landlord will operate and maintain the Common Areas in such manner as Landlord, in its sole discretion, shall determine from time to time.

10.     ALTERATIONS AND IMPROVEMENTS.

        10.1 Tenant's Alterations. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, make or cause to be made any alterations, improvements, additions or installations in or to the Premises or the Buildings. Before commencement of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval: architectural plans and specifications, names and addresses of all contractors, contracts, necessary permits and licenses, certificates of insurance and instruments of indemnification against any and all claims, costs, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be reasonably satisfactory to Landlord. In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of Tenant's ability to pay for such work and materials in full, and, if requested by Landlord, shall deposit with Landlord (or a third party



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

escrowee, at Tenant's expense) at such time such security for the payment of said work and materials as Landlord may require. Tenant agrees to hold Landlord, the Beneficiary, the Manager and their respective agents and employees forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. All such work shall be done only by contractors or mechanics reasonably approved by Landlord and at such time and in such manner as Landlord may from time to time designate. Tenant shall pay the cost of all such work. Upon completion of such work, Tenant shall furnish Landlord with contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended. All such work shall be in compliance with all applicable legal, governmental and quasi governmental requirements, ordinances and rules (including the Board of Fire Underwriters), and all requirements of applicable insurance companies. All such work shall be done in a good and Workmanlike manner and with the use of good grades of materials. Tenant shall permit Landlord, if Landlord so desires, to supervise construction operations in connection with such work; provided, however, that such supervision or right to supervise by Landlord shall not constitute any warranty by Landlord to Tenant of the adequacy of the design, Workmanship or quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work. Tenant shall reimburse Landlord for Landlord's reasonable out-of-pocket costs associated with the review and approval of Tenant's alterations. All alterations, improvements, additions and installations to or on the Premises shall (subject to section 13) become part of the Premises at the time of their installation and shall in the Premises at the expiration or termination of Tenant's right of possession of the Premises, without compensation or credit to Tenant. Notwithstanding the foregoing to the contrary, Tenant may make non-structural alterations without Landlord's prior written consent if Tenant provides Landlord with reasonable prior written notice of such alterations and such alterations (a) do not cost more than $10,000 in the aggregate during any year of the Term to perform, (b) do not materially adversely affect the base building mechanical, electrical or plumbing systems or equipment in the Building, (c) do not require the issuance of a building permit, and (d) are not visible from the exterior of the Premises.

        10.2 Liens. Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Complex, the Buildings, the Common Areas, the land which comprises the Complex, the Premises or any part of such property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall have fifteen (15) days after such filing to either have such lien or claim for lien released of record or shall deliver to Landlord a bond or other security in form, content, amount and issued by a company reasonably satisfactory to Landlord indemnifying Landlord, the Beneficiary and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and reasonable attorneys' fees.

11. WAIVER OF CLAIMS AND INDEMNITY.

        11.1 Waiver. To the full extent permitted by law, Tenant hereby releases and waives all claims against Landlord, the Beneficiary, the Manager and their respective agents and employees for injury or damage to person, property or business sustained in or about the Complex, the Buildings or the Premises by Tenant, its agent or employees other than damage caused by the negligence of Landlord, the Beneficiary, the Manager or their respective agents or employees.

        11.2 Indemnification. Tenant agrees to indemnify and hold harmless Landlord, the Beneficiary, the Manager and their respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature (including reasonable attorneys' fees), including those arising from any injury or damage to any person, property or business for which Landlord is not reimbursed by insurance, (i) sustained in or about the Premises, (ii) resulting from the negligence of Tenant, its employees, agents, servants, invitees, licensees or subtenants, or (iii) resulting from the failure of Tenant to perform its obligations under this Lease; provided, however, Tenant's obligations under this Section shall not apply to injury or damage resulting from the negligence of Landlord, the Beneficiary, the Manager or their respective agents or employees. If any such proceeding is brought against Landlord, the Beneficiary, the Manager or their respective agents or employees, Tenant covenants to defend such proceeding at its sole cost by legal counsel reasonably satisfactory to Landlord, if requested by Landlord. The indemnity herein set forth shall apply, without limitation, to the performance of Tenant's Alterations subsequent to initial occupancy set forth in section 10.1.

12.     LANDLORD'S REMEDIES.

        12.1 Events of Default. Each of the following shall constitute an "Event of Default" by Tenant under this Lease:

        Tenant fails to pay any Rent, or any installment of Rent, within five
(5) days after written notice from Landlord provided, however, in no event shall Landlord be obligated to provide such notice more than once during any year of the Term; Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or to be observed or performed by Tenant and fails to cure such default within fifteen (15) business days after written notice to Tenant provided, however, that if the default is of such a nature that it cannot be cured within fifteen (15) business days, no Event of Default shall be deemed to have occurred by reason of the default if cure is commenced within said fifteen (15) business day period and diligently pursued to completion and is completed or cured in no event more than one hundred twenty (120) days after the occurrence of such default; the interest of Tenant in this Lease is levied upon under execution or other legal process; a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Code, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, or any petition is filed or other action taken to reorganize or modify Tenant's capital structure or upon the dissolution of Tenant and any of the foregoing proceedings remain undismissed after a period of ninety (90) days; Tenant is declared insolvent by law or any assignment of Tenant's property is made for the benefit of creditors; a receiver is appointed for Tenant or Tenant's property.

        12.2 Landlord's Remedies. Upon the occurrence of an Event of Default by Tenant under this Lease, Landlord, at its option, without further notice or demand to Tenant, may, in addition to all other rights and remedies provided in this Lease, at law or in equity:

               (A) Terminate this Lease and Tenant's right of possession of the Premises, and recover all damages to which Landlord is entitled under law, specifically including, without limitation, all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, reasonable legal fees and brokerage commissions).

               (B) Terminate Tenant's right of possession of the Premises without terminating this Lease, in which event Landlord may, but shall not be obligated to, relet the Premises, or any part thereof for the account of the Tenant, for such rent and term and upon such terms and conditions as are acceptable to Landlord. For purposes of such reletting, Landlord is authorized to decorate, repair, alter and improve the Premises to the extent reasonably necessary. If Landlord does not relet the Premises, then Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant's right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month (less any amount which Landlord could have realized if Landlord relet the Premises to a reputable, creditworthy substitute tenant which substitute tenant was ready, willing and able to lease the entire Premises from Landlord.) If the Premises are relet and a sufficient sum is not realized from such reletting after payment of all Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, Tenant shall pay Landlord any such deficiency monthly upon demand. Tenant agrees that Landlord may file suit to cover any sums due to Landlord under this Section from time to time and that such suit or recovery or any amount due Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced to judgment in favor of Landlord. If Landlord elects to terminate Tenant's right to possession only without terminating this Lease, Landlord may, at its option, enter into the Premises, remove Tenant's signs and other evidences of tenancy, and take and hold possession thereof, as stated in section 13; provided however, that such entry and possession shall not terminate this Lease or release Tenant, in whole or in part, from Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of Tenant under this Lease.

               (C) In the event a petition is filed by or against Tenant seeking a plan of reorganization or arrangement under Chapter 9, 11 or 13 of the Bankruptcy Code, Landlord and Tenant agree, to the extent permitted by law, that the trustee in bankruptcy shall determine within sixty (60) days after commencement of the case, whether to assume or reject this Lease.

        12.3 Attorneys' Fees. If either Landlord or Tenant brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the prevailing party (as hereinafter defined) in any such proceeding, action or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "prevailing party" shall include, without limitation, a party who has substantially attained or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other party of its claim or defense.

13. SURRENDER OF PREMISES. Upon the expiration or termination of this Lease or termination of Tenant's right of possession of the Premises, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, condemnation, fire or other casualty and repairs which are Landlord's obligation hereunder excepted. Upon any termination, Tenant shall be entitled to remove from the Premises all movable trade fixtures and personal property of Tenant (including, but not limited to, wall and floor mounted cabinets, computer and telecommunications equipment, generator, antennae batteries and other trade fixtures) without credit or compensation from Landlord, provided Tenant immediately shall repair all damage resulting from such removal and shall restore the Premises to a tenantable condition. In the event possession of the Premises is not immediately delivered to Landlord or if Tenant shall fail to remove any movable trade fixtures or personal property which Tenant is entitled to remove, Landlord may remove same without any liability to Tenant. Any movable trade fixtures and personal property which may be removed from the Premises by Tenant, but which are not so removed, shall be conclusively presumed to have been abandoned by Tenant and title to such property shall pass to Landlord without any payment or credit, and Landlord may, at its option and at Tenant's expense, store and/or dispose of such property. Upon Tenant's written request, Landlord agrees to subordinate any statutory landlord lien rights it may have against the equipment or trade fixtures of Tenant located in the Building, to the rights of any existing or future lender of Tenant, provided such subordination agreement is in form and substance reasonably acceptable to Landlord.

14. HOLDING OVER. Tenant shall pay Landlord one hundred fifty percent (150%) of the Adjusted Monthly Base Rent then applicable for each month or partial month during which Tenant retains possession of the Premises, or any part of the Premises, after the expiration or termination of this Lease. Tenant shall indemnify Landlord against all liabilities and damages sustained by Landlord by reason of such retention of possession. The provisions of this section shall not constitute a waiver by Landlord of any re-entry rights of Landlord available under this Lease or by law. If Tenant retains possession of the Premises, or any part of the Premises, for thirty (30) days after the expiration or the termination of this Lease, then at the sole option of Landlord expressed by written notice to Tenant, but not otherwise, such holding over shall constitute a renewal of this Lease for a period of one year on the same covenants, terms, and conditions.

15. DAMAGE BY FIRE OR OTHER CASUALTY

        15.1 Substantial Untenantability. If either the Premises or the particular building in which it is located, is rendered substantially untenantable by fire or other casualty, Landlord may elect by giving Tenant written notice ("Landlord's Casualty Notice") within one hundred twenty (120) days after the date of said fire or casualty, either to:

               (A) terminate this Lease as of the date of the fire or other casualty; or

               (B) proceed to repair or restore the Premises, the Buildings or the Complex other than leasehold improvements and personal property installed by Tenant, to substantially the same condition as existed immediately prior to such fire or casualty.

        If Landlord elects to proceed pursuant to subsection B above, Landlord's Casualty Notice shall contain Landlord's reasonable estimate of the time required to substantially complete such repair or restoration. If such estimate indicates that the time so expired will exceed one hundred eighty (180) days from the date of Landlord's Casualty Notice, then Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice to Landlord not later than twenty (20) days after the date of Landlord's Casualty Notice. If Landlord's estimate indicates that the repair or restoration can be substantially completed within 180 days, or if Tenant fails to exercise its said right to terminate this Lease, this Lease shall remain in full force and effect.

        15.2 Insubstantial Untenantability. If either the Premises or the particular building in which it is located, is damaged by fire or other casualty, but is not rendered substantially untenantable, then Landlord shall diligently proceed to repair and restore the damaged portions thereof, other than the leasehold improvements and personal property installed by Tenant, to substantially the same condition as existed immediately prior to such fire or casualty, unless such damage occurs during the last twelve (12) months of the Term, in which event Landlord shall have the right to terminate this Lease as of the date of such fire or other casualty by giving written notice to Tenant within thirty (30) days after the date of such fire or other casualty.

        15.3 Rent Abatement. If all or any part of the Premises is damaged by fire or other casualty and this Lease is not terminated, Adjusted Monthly Base Rent shall abate for all or that part of the Premises which is untenantable on a per diem and proportionate area basis from the date of the fire or other casualty until Landlord has substantially completed the repair and restoration work in the Premises, which it is required to perform, provided, that as a result of such fire or other casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

        15.4 Tenant's Restoration. If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, Tenant shall promptly and with due diligence repair and restore the leasehold improvements and personal property previously installed by Tenant pursuant to this Lease.

16. EMINENT DOMAIN.

        16.1 Substantial Taking. If all or any part of the Premises, the particular building in which it is located, or the Complex is permanently taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and Adjusted Monthly Base Rent shall be apportioned as of such date.

        16.2 Insubstantial Taking. If any part of the Premises, the particular building in which it is located, or the Complex is taken or condemned for any public use or purpose (including a deed given in lieu of condemnation) and this Lease is not terminated pursuant to section 16.1, Adjusted Monthly Base Rent shall be reduced for the period of such taking by an amount which bears the same ratio to Adjusted Monthly Base Rent then in effect as the number of square feet of rentable area in the Premises so taken or condemned, if any, bears to the number of square feet of rentable area specified in section 1.1.I. Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of leasehold improvements and personal property installed by Tenant) to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Buildings and Complex to the extent necessary to constitute the portion of same not so taken or condemned as a complete architectural unit. In the event of any taking or condemnation described in this section 16.2, the rentable area of the Premises stated in section l.l.I, and the rentable area of the Complex as specified in this Lease shall be reduced, respectively, for all purposes under this Lease by the number of square feet of rentable area of the Premises, if any, and the Complex, if any, so taken or condemned.

        16.3 Compensation. Landlord shall be entitled to receive the entire price or award from any such sale, taking or condemnation without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority an award in respect of the loss, if any, to leasehold improvements paid for by Tenant without any credit or allowance from Landlord.

17. TENANT'S INSURANCE. Tenant, at its expense, shall maintain in force during the Term;

               (A) Commercial general liability insurance, which shall include coverage for personal liability, contractual liability, tenant's legal liability, business interruption, bodily injury, death and property damage, all on an occurrence basis with respect to the business carried on, in, or from the Premises and Tenant's use and occupancy of the Premises, with coverage for injury or death of any one person in an amount of not less than $2,000,000 and for injury or death of more than any one person in any one occurrence in an amount of not less than $5,000,000 and for damage to property of not less than $500,000 or such other amounts as Landlord may reasonably require upon not less than sixty (60) days, prior written notice, which insurance shall include Landlord, the Beneficiary, the Manager, or their respective agents and employees as named insureds and shall protect them in respect of claims by Tenant as if they separately insured; and

               (B) Insurance against such other perils and in such amounts as Landlord may from time to time reasonably require upon not less than thirty (30) days' prior written notice, such requirement to be made on the basis that the required insurance is customary at the time for prudent tenants of properties similar to the Complex in the Chicago, Illinois area.

               Tenant shall have the right to maintain the required liability insurance in the form of a blanket policy covering other business locations of Tenant in addition to the Premises; provided, however, that Tenant shall provide Landlord with a certificate of insurance specifically naming the location of the Premises and naming Landlord as required in this Article, the limits of which coverage are to be in the amounts set forth in this Article.

               All insurance required to be maintained by Tenant shall be on terms and with insurers reasonably acceptable to Landlord. Each policy shall contain an undertaking by the insurer that no material change adverse to Landlord or Tenant will be made, and the policy will not lapse or be canceled, except after not less than thirty (30) days' prior written notice to Landlord of the intended change, lapse or cancellation. Tenant shall furnish to Landlord, if and whenever requested by it, certificates or other evidences acceptable to Landlord as to insurance from time to time effected by Tenant and its renewal or continuation in force.

               Landlord and Tenant each agree that neither Landlord, the Beneficiary, the Manager nor Tenant (nor their respective successors and assignees) will have any claim against the other for any loss, damage or injury which is covered by casualty insurance carried by either party and for which recovery from such insurer is made, notwithstanding the negligence of either party in causing the loss. This waiver shall (a) be valid only if the insurance policy in question expressly permits waiver of subrogation or if the insurer agrees in writing that such waiver of subrogation will not affect coverage under said policy, and (b) exclude any claim brought by any third-party against either Tenant or Landlord which results from the breach or default by either party in the performance of its obligations under this Lease.

               Landlord agrees to maintain, throughout the Term of this Lease, property insurance at least equal to the full replacement cost of the Building (excluding foundations), the cost of which shall be includable in "Operating Expenses," as defined in section 22 below, or, in the alternative, Landlord may elect to self-insure against casualty risks to the Building.

18. RULES AND REGULATIONS. Tenant agrees for itself and for its subtenants, employees, agents and invitees to comply with the following rules and regulations and with all reasonable modifications and additions thereto which Landlord may from time to time:

               (A) Any sign, lettering, picture, notice or advertisement installed within the Premises, which is visible from the public corridors within the Buildings, shall be installed in such manner and be of such character and style as Landlord shall approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Buildings;

               (B) Tenant shall not use the name "Printers' Square" for any purpose other than Tenant's business address;

               (C) Tenant shall not use the name "Printer's Square" for Tenant's business address after Tenant vacates the Premises;

               (D) Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed nor shall objects are placed against glass partitions, doors or windows which would be unsightly from the corridors of the Buildings or from the exterior of the Buildings;

               (E) No animals, pets, bicycles or other vehicles shall be brought or permitted to be brought in the Buildings or the Premises;

               (F) Room to room canvasses to solicit business from other tenants of the Complex are not permitted;

               (G) Tenants shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the heating and air conditioning system of the Buildings. All controls shall be adjusted only by authorized building personnel;

               (H) All corridor doors shall remain closed at all times;

               (I) No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Notwithstanding the foregoing, Tenant shall have the right to install its own security in the Premises provided that Tenant provides Landlord with the keys or combination to allow Landlord (and emergency personnel) access to the Premises in the event of an emergency or in the event access is required to facilitate any Landlord repairs to Building systems upon reasonable advance notice to Tenant;

               (J) Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured;

               (K) Only machinery or mechanical devices of a nature directly related to Tenant's ordinary use of the Premises shall be installed, placed or used in the Premises and the Installation and use of all such machinery and mechanical devices is subject to the other rules contained in this 18. and the other portions of this Lease;

               (L) Intentionally Deleted.

               (M) Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Buildings and into and out of the Premises at such times and in such manner as

        Landlord shall direct (including the designation of elevators) and at Tenant's sole risk and cost. Prior to Tenant's removal of such articles from the Buildings, shall obtain written authorization of the office of the Buildings and shall present such authorization to a designated employee of Landlord;

               (N) Tenant shall not in any manner deface or damage the Buildings or the Complex;

               (O) Inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or any other articles of an intrinsically dangerous nature are not permitted in the Buildings or Premises;

               (P) Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring of the Buildings and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Notwithstanding the foregoing, Landlord agrees to permit Tenant, at Tenant's sole cost and expense, to draw up to 500 amps of 480, 3-phase power from the Commonwealth Edison Service vault. Landlord's consent to the installation of electrical equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

               (Q) To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees in the Buildings or the Complex, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent;

               (R) Except as permitted herein, Tenant shall not enter into or upon the roof or basement of the Buildings or any storage, heating, ventilation, air conditioning, mechanical or elevator machinery housing areas;

               (S) Tenant shall not distribute literature, flyers, handouts or pamphlets of any type in any of the common areas of the Buildings, without the prior written consent of Landlord;

               (T) Tenant shall not cook, otherwise prepare, sell or dispense any food or beverages in or from the Premises;

               (U) Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises;

               (V) Tenant shall keep all electrical and mechanical apparatus free of vibration, noise and air waves which may be transmitted beyond the Premises;

               (W) Tenant shall not permit objectionable odors or vapors to emanate from the Premises;

               (X) Tenant shall not place a load upon any floor of the Premises exceeding the floor load capacity for which such floor was designed or allowed by law to carry; and

               (Y) No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive, unless the installation procedure is approved by Landlord.

        Landlord shall not be responsible for the violation of any of the foregoing rules and regulations by other tenants of the Buildings or the Complex and shall not be obligated to enforce the same against other tenants.

19. LANDLORD'S RIGHTS. Landlord shall have the following rights exercisable without notice (except as expressly provided to the contrary) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent:

               (A) To change the name or street address of the Buildings or the Complex, upon thirty (30) days' prior written notice to Tenant;

               (B) To install, affix and maintain all signs on the exterior and/or interior of the Buildings and in and about the Complex;

               (C) To designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises;

               (D) To display the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term;

               (E) To change the arrangement of entrances, doors, corridors, elevators and stairs in the Buildings and Complex, provided that no such change shall materially adversely affect access to the Premises;

               (F) To grant to any party the exclusive right to conduct any business or render any service in or to the Buildings, provided such exclusive right shall not operate to prohibitTenant from using the Premises for the purposes permitted hereunder;

               (G) To prohibit the placing of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees;

               (H) To have access for Landlord and other tenants of Buildings to any mail chutes and boxes located in or on the Premises according to the rules of the United States Post Office;

               (I) To close the Buildings and Complex after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes;

               (J) To take any and all reasonable measures, including inspections and repairs to the Premises of the Buildings, as may be necessary or desirable in the operation or protection thereof;

               (K) To retain at all times master keys or pass keys to the Premises;

               (L) To install, operate and maintain security system which monitor, by closed circuit television or otherwise, all persons entering and leaving the Buildings or the Complex; and

               (M) To install (in existing chases and risers) and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serve other parts or other tenants of the Buildings.

20. ESTOPPEL CERTIFICATE. Tenant shall, from time to time, upon not less than ten (10) days prior written request by Landlord or any mortgagee or ground lessor of the Complex, deliver to Landlord or such mortgagee or ground lessor, a statement in writing certifying to the extent accurate:

               (A) That this Lease is unmodified and in full force and effect or, if there have been modifications, that this Lease, as modified, is in full force and effect;

               (B) The amount of Adjusted Monthly Base Rent then payable under this Lease and the date to which rent has been paid;

               (C) That, to Tenant's knowledge, Landlord is not in default under this Lease or, if in default, a detailed description of such default(s);

               (D) That Tenant is or is not in possession of the Premises, as the case may be; and

               (E) Such other information as may be reasonably requested.

21.     INTENTIONALLY DELETED

22.     ADJUSTMENTS TO MONTHLY BASE RENT.

        22.1 Definitions. For the purpose of this section 22, the following words, terms and phrases shall have the following meanings:

               (A) "Adjustment Date" shall mean (i) January 1, 2000 and each January 1st thereafter occurring during the Term.

               (B) "Adjustment Year" shall mean each calendar year during which an Adjustment Date occurs.

               (C) Intentionally Omitted.

               (D) "Operating Expenses" shall mean all costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the management, operation, maintenance and repair of all Buildings and improvements comprising the Complex and of the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in connection therewith, including (without limitation) the cost of security and security devices and systems, snow and ice and trash removal, cleaning and sweeping, planting and replacing decorations, flowers and landscaping, maintenance, repair and replacement of utility system, elevators and escalators, electricity, steam, water, sewers, fuel, heating, lighting, air conditioning, window cleaning, janitorial service, insurance, including but not limited to, fire, extended coverage, all risk, liability, workmen's compensation, elevator, or any other insurance carried by the Landlord and applicable to the Complex, painting, uniforms, management fees,



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

        supplies, sundries, sales or use taxes on supplies or services, cost of wages and salaries of all persons engaged in the operation, management, maintenance and repair of the Complex, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, cost for providing coverage for disability benefits, cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, or any other cost or expense which Landlord pays or incurs to provide benefits for employees so engaged in the operation, management, maintenance and repair of the Complex, the charges of any independent contractor who, under contract with the Landlord or its representatives, does any of the work of operating, managing, maintaining or repairing of the Complex, legal and accounting expenses, or any other expense or charge, whether or not heretofore mentioned, which, in accordance with generally accepted accounting and management principles, would be considered as an expense of managing, operating, maintaining or repairing the Complex. Operating Expenses shall not include the following: costs of improvement of the Premises and the premises of other tenants of the Buildings; charges for depreciation of the Buildings and improvements comprising the Complex; interest and principal payments on mortgages; real estate brokerage and leasing commissions; salaries and other compensation of executive officers of the Manager senior to the individual Building or Complex manager; any expenditures for which Landlord has been reimbursed (other than pursuant to rent adjustment and escalation provisions provided in leases); capital improvements to the Complex; and all taxes and assessments other than sales, use and payroll taxes. Specifically excluded from Operating Expenses shall be the following:

                      (1) Taxes (as defined in section 22.1(F) below);

                      (2) Wages, salaries and other compensation paid to clerks
               or attendants in commercial concessions, including the parking facility operated by Landlord;

                      (3) Costs of repairs, alterations or replacements caused
               by casualty losses;

                      (4) Costs of repairs, alterations or replacements caused
               by the exercise of the rights of eminent domain;

                      (5) Costs and expenses incurred in connection with leasing space in the Complex, such as legal fees for the preparation of leases, tenant allowances, space planner fees, advertising and promotional expenses and expenses of any leasing office incurred with regard to leasing the Complex or portions thereof;

                      (6) Court costs and legal fees incurred with regard to
               enforcing the obligations of tenants under other leases;

                      (7) Costs incurred due to the proven or admitted violation by Landlord of any lease for space in the Complex or any indemnity payments made by Landlord pursuant to any such lease because of a proven or admitted violation by Landlord under such lease, and which costs would not have been incurred but for such violation;

                      (8) Any payments made to subsidiaries of Landlord or
               entities under common control with Landlord except if such payments are for services or goods on, to or for the Complex;



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

                      (9) Accounting fees (including those for the preparation
               of Landlord's income taxes), except reasonable accounting fees incurred in connection with the operation and management of the Complex;

                      (10) Costs of abating, removing or remediating asbestos or any other environmental contamination which is present as of the Commencement Date due to no fault of Tenant;

                      (11) Costs relating to relocating existing tenants in the
               Complex;

                      (12) Costs arising as a result of Landlord's proven or
               admitted gross negligence or wilful misconduct or the proven or admitted gross negligence or wilful misconduct of Landlord's agents or employees; and which costs would not have been incurred but for such gross negligence or willful misconduct; and

                      (14) Ground lease payments, if any, except for ground
               lease payments which represent direct pass-throughs of Taxes, Operating Expenses, or any component thereof.

        For purposes of determining Tenant's prorata share of Operating Expenses, Operating Expenses are divided into five (5) categories; namely, Insurance, Water, Outside Maintenance Costs, Inside Maintenance Costs and Other Operating Expenses. Outside Maintenance Costs shall include all charges for exterior maintenance and upkeep, including, but not limited to, snow removal, loading docks, roofs, shrubs and general exterior maintenance. Inside Maintenance Costs shall include all charges for interior maintenance upkeep, including, but not limited to, lobbies, corridors, rest rooms, elevators, receiving rooms and vestibules in the office and commercial areas. Operating Expenses which, in Landlord's sole and absolute judgment, do not fall into any one of the categories of Insurance, Water, Outside Maintenance Costs or Inside Maintenance Costs shall be included in other Operating Costs. Notwithstanding the foregoing, Operating Expenses for any Adjustment Year shall not include the costs of janitorial service to tenant spaces within the Building or tenant spaces within the Complex (as opposed to the costs of janitorial service for Common Areas) or heating, ventilation and air conditioning services to the Premises provided Tenant has not utilized such services during any respective such Adjustment Year.

               (E) "Per Square Foot Operating Expenses" shall mean the total amount of Operating Expenses for any Adjustment Year relating to Insurance, Water, Outside Maintenance Costs, Inside Maintenance Costs and Other Operating Expenses and shall be determined as follows:

                      (1) For that portion of the Operating Expenses relating to
               Insurance, the total insurance premium shall be divided by 523,686* square feet;

                      (2) For that portion of the Operating Expenses relating to
               Water, the product of twenty-five (0.25) percent** of the total water bill shall be divided by 161,770* square feet;

                      (3) For that portion of the Operating Expenses relating to
               Outside Maintenance Costs, the total outside Maintenance Costs shall be divided by 523,686* square feet;

                      (4) For that portion of the Operating Expenses relating to
               Inside Maintenance Costs, the total Inside Maintenance Costs shall be divided by 161,770* square feet;

                      (5) For that portion of the Operating Expenses relating to
               Other Operating Costs, the total Other Operating Costs shall be divided by 523,686* square feet;

               (F) "Taxes" shall mean all federal, state and local governmental taxes, assessments and charges (including transit or transit district taxes or assessments) of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of all Buildings, improvements and land comprising the Complex, or of the personal property, fixtures, machinery, equipment, systems and apparatus located therein or used in connection therewith (including any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes). For purposes hereof, Taxes for any year shall be Taxes which are due for payment or paid in that year, rather than Taxes which are assessed or become a lien during such year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes in any year shall be reduced by the amount of any tax refund received by Landlord during such year. If a special assessment payable in installments is levied against the Complex, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal state or local sales, use, franchise, capital stock, inheritance, general income, payroll, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes nor shall Taxes include interest and penalties incurred as a result of any late payment by Landlord.

               (G) "Per Square Foot Taxes" shall (i) the product of (a) the amount of Taxes for which payment is due or made in any Adjustment Year multiplied by (b) thirty-four and ninety-one/one hundredths (.3491) percent, divided by (ii) 161,770* square feet.

               (H) "Base Year" shall mean the calendar year 1999.

               * For purposes of determining Tenant's Share of Operating Expenses and Taxes, Landlord and Tenant agree that the total rentable office and commercial area of the Complex consists of 161,770 square feet and the total rentable office, commercial and residential area of the Complex consists of 523,686 square feet.

               ** For purposes of determining Tenant's Share of that portion of the operating Expenses relating to water, Landlord and Tenant agree that the office and commercial tenants of the Complex will use twenty-five (0.25) percent of the total water that will be metered coming into the Complex.

        22.2 Adjustments to Monthly Base Rent. Effective as of each Adjustment Date, Monthly Base Rent shall be increased by an amount equal to one-twelfth (1/12) of the product of:

               (A) The rentable area of the Premises stated in section l.I.I multiplied by;

               (B) the amount by which the sum of the Per Square Foot Operating Expenses and Per Square Foot Taxes for the Adjustment Year in which such Adjustment Date occurs exceeds the sum of the Per Square Foot Operating Expenses and the Per Square Foot Taxes for the Base Year.

        22.3 Projections. For purposes of calculating Taxes and Operating Expenses for any Adjustment Year, Landlord may make reasonable estimates, forecasts or projections (collectively, the "Projections") of Taxes and Operating Expenses for such Adjustment Year. Not less than fifteen (15) days prior to each Adjustment Date, Landlord shall deliver to Tenant a written statement setting forth the amount of the Projections of Operating Expenses and Taxes Per Square Foot for the Adjustment Year in which such Adjustment Date occurs and providing a calculation of the increase in installments of Monthly Base Rent to become effective as of said Adjustment Date; provided, however, that the failure of Landlord to provide any such statement shall not relieve Tenant from its obligation to continue to pay Adjusted Monthly Base Rent at the rate then in effect under this Lease, and if and when Tenant receives such statement from Landlord, Tenant shall pay any increases in Monthly Base Rent reflected thereby effective retroactively to the most recently preceding Adjustment Date.

        22.4 Readjustments. On or about April lst following the end of each Adjustment Year, or at such later time as Landlord shall be able to determine the actual amounts of Operating Expenses and Taxes for the Adjustment Year last ended, Landlord shall notify Tenant in writing of such actual amounts. If such actual amounts exceed the Projections for such Adjustment Year, then Tenant shall, within thirty (30) days after the date of such written notice from Landlord pay to Landlord an amount equal to the excess of the Adjusted Monthly Base Rent payable for the Adjustment Year last ended based upon actual Operating Expenses and Taxes for such year over the total Adjusted Monthly Base Rent paid by Tenant during such Adjustment Year. The obligation to make such payments shall survive the expiration or earlier termination of the Term. If the total Adjusted Monthly Base Rent paid by Tenant during such Adjustment Year exceeds the amount thereof payable for such year based upon actual Operating Expenses and Taxes for such Adjustment Year, then Landlord shall credit such excess to installments of Adjusted Monthly Base Rent payable after the date of Landlord's notice until such excess has been exhausted, or if this Lease shall expire prior to full application of such excess, Landlord shall, within thirty (30) days after such written notice, pay to Tenant the balance thereof not theretofore applied against Rent. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or pay to Tenant by reason of this Section.

        22.5 Partial Occupancy. For purposes of determining adjustments to installments of Monthly Base Rent for any Adjustment Year in which the Complex is less than 95% occupied by tenants, the amount of Operating Expenses for such Adjustment Year and the Base Year shall be appropriately adjusted by the Landlord to the amount that would have been payable or incurred by the Landlord had the Complex been 95% occupied during such Adjustment Year and the Base Year. The aforesaid adjustment shall apply only to Operating Expenses which are variable depending upon occupancy.



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

        22.6 Books and Records. Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices. The books and records shall be available to Tenant for inspection during normal business hours upon prior reasonable notice.

        Provided that no Event of Default then exists, Tenant shall have the right, during Landlord's normal business hours, within ninety (90) days following the furnishing by Landlord of any statement of actual Operating Expenses for Adjustment Year, and upon not less than fifteen (15) days' prior written notice to Landlord, to hire an independent certified public accountant to inspect and audit during Landlord's normal business hours that portion of Landlord's books and records showing Operating Expenses. The charges of such accounting firm shall be borne solely by Tenant, except that if the audit conclusively establishes (i.e. establishes to the written satisfaction of Landlord or as established pursuant to a final, unappealable court order) that Tenant has overpaid the total Operating Expenses by more than six percent (6%) or more for any Adjustment Year, then Landlord shall reimburse Tenant for the reasonable, documented, out-of-pocket charges of said accounting firm. Notwithstanding the foregoing, in no event will Landlord reimburse Tenant for any charges of an outside accounting firm retained by Tenant if such firm's compensation is based in whole or in part on contingency fees or other compensation based on the amount of discrepancies discovered. Any overpayment by Tenant of Operating Expenses shall be handled as set forth above.

        22.7 No Decreases in Monthly Base Rent. Notwithstanding anything to the contrary contained in this Lease, Monthly Base Rent shall not be adjusted or decreased below that set forth in section l.l.H.

23. REAL ESTATE BROKERS. Landlord and Tenant represent to each other that, except for Anvan/Midwest Realty Management Co. and Dean Topping & Company (collectively, the "Brokers"), neither Landlord nor Tenant has not dealt with any real estate broker, salesperson, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or (with respect to Tenant as the representing party) showed the Premises to Tenant. Landlord and Tenant agree to indemnify and hold harmless the other (and with respect to Tenant as the indemnifying party, the Beneficiary and the Manager) from and against any and all liabilities and claims for commissions and fees arising out of breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the Brokers, specified in this
Section 23, based upon the leasing commission policy of Landlord applicable to the Complex as of the date of this Lease.

24. SUBORDINATION AND ATTORNMENT.

        24.1 Subordination. This Lease and the rights of Tenant hereunder are expressly subject and subordinate to any ground lease of the land comprising the Complex now or hereafter existing and all amendments, renewals and modifications and extensions of and to any said ground lease, and to the lien of any mortgage now or hereafter existing encumbering the Complex, or any part thereof, or said ground leasehold estate, and all amendments, renewals and modifications and extensions of and to any said mortgage, and to all advances made or hereafter to be made upon the security of said mortgage. Tenant agrees to execute and deliver such further instruments subordinating this Lease to any such ground lease or to the lien of any such mortgage as may be requested in writing by Landlord from time to time.

        24.2 Attornment. In the event of the cancellation or termination of any such ground lease in accordance with its terms or by the surrender of such ground leasehold estate, whether voluntary, involuntary or by operation of law, or by summary proceedings, or the foreclosure of any such mortgage by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, Tenant, at the request of the then Landlord, shall attorn to and recognize such ground lessor, mortgagee or purchaser in foreclosure as Tenant's Landlord under this Lease. Tenant agrees to execute and deliver at any time upon request of such ground lessor, mortgagee, purchaser, or their successors, any instrument to further evidence such attornment.


25. NOTICES. All notices required or permitted under this Lease shall be in writing and shall be deemed given and delivered, whether or not received, when deposited in the United States Mail, postage prepaid and properly addressed, certified mail, return receipt requested, at the following addresses:

        To Landlord:  LaSalle National Bank, f/k/a LaSalle National Trust N.A.,
                      not personally, but as Trustee under Trust Agreement dated April 14, 1978 and known as Trust 54214 c/o Anvan Realty & Management Company 1901 South Meyers Road, Suite 220 Oakbrook Terrace, Illinois 60181 Attention: Mr. Cary J. Kerger

        or such other address as Landlord shall designate by written notice to Tenant; and

        To Tenant:    Universal Access, Inc.
                      100 North Riverside Plaza
                      Suite 2200
                      Chicago, Illinois 60606
                      Attn: Robert Pommer, COO

        or such other address as Tenant shall designate by written notice to Landlord.

26.     MISCELLANEOUS.

        26.1 Late Charges. All delinquent Rent shall bear interest at the rate permitted by law or fifteen (15%) percent per annum, whichever is less, from the date due until paid.

        26.2 Entire Agreement. This Lease and the Exhibits attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written.

        26.3 No Option. The execution of this Lease by Tenant and delivery of same to Landlord or Manager does not constitute a reservation of or option for the Premises or an agreement to enter into a lease. This Lease shall become effective only if and when Landlord executes and delivers same to Tenant; provided, however, the execution and delivery by Tenant of this Lease to Landlord or the Manager shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked for fifteen (15) days after such execution and delivery. If Tenant is a corporation, it shall deliver to Landlord concurrently with the delivery to Landlord of an executed Lease, if requested by it, a certified resolution of Tenant's directors authorizing execution and delivery of this Lease and the performance by Tenant of its obligations hereunder.

        26.4 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installments or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term.

        26.5 Landlord's Obligations on Sale of Building. In the event of any sale or other transfer of the Complex or the Buildings, Landlord and the seller or transferor (and the beneficiaries of any selling or transferring land trust) shall be entirely free and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer.

        26.6 Binding Effect. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.

        26.7 Force Majeure. Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease on Landlord's part to be performed, if Landlord fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortages, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees or invitees) or any other cause beyond the reasonable control of Landlord.

        26.8 Captions. The article and section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such articles or sections.

        26.9 Applicable Law. This Lease shall be construed in accordance with the laws of the State of Illinois.

        26.10 Time. Time is of the essence of this Lease and the performance of all obligations hereunder.

        26.11 Landlord's Right to Perform Tenant's Duties. If Tenant fails timely to perform any of its duties under this Lease, Landlord shall have the right (but not the obligation) after the expiration of any grace period elsewhere under this Lease or expressly granted to Tenant for the performance of such duty, to perform such duty on a behalf and at the expense of Tenant without further prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.

        26.12 Riders. All Riders attached hereto and executed by both Landlord and Tenant shall be deemed to be a part hereof and are hereby incorporated herein.

27. PARKING. A parking garage is located within the Complex. The parking garage and garage access road are not included in the Common Areas. Should Tenant desire to have parking privileges in the parking garage, Tenant should make the necessary arrangements therefor with the operator of the parking garage.

28. EXCULPATION. This Lease is executed by LaSalle National Bank, f/k/a LaSalle National Trust N.A., not personally, but as Trustee as aforesaid in the exercise of the power and authority conferred upon and vested in it as such Trustee and it is expressly understood and agreed that nothing herein contained shall be construed as creating any liability on said LaSalle National Bank, f/k/a LaSalle National Trust N.A. or any person interested beneficially or otherwise in said Trust Agreement establishing Trust No. 54214 personally to pay any sums owing hereunder or to perform any covenant either express or implied herein contained, all such liability, if any, being expressly waived by Tenant, and the heirs, personal representatives, successors and assigns of Tenant, and so far as said LaSalle National Bank, f/k/a LaSalle National Trust N.A. and any person interested beneficially or otherwise in said Trust Agreement establishing Trust No. 54214 are concerned, Tenant, and the heirs, personal representatives, successors and assigns of Tenant, shall look solely to the property specifically described in said Trust Agreement establishing Trust No. 54214 for the payment of any sums owing hereunder or the enforcement of any covenant either express or implied herein contained.

29. OPTION TO RENEW.

        29.1 Renewal Options. Tenant shall have two (2) successive options (each a "Renewal Option") to renew the Term with respect to all (but not less than all) of the Premises demised under this Lease as of the Expiration Date of the then current Term for two (2) separate, successive additional terms (each a "Renewal Term") of five (5) years each, commencing on the day immediately after the applicable Expiration Date of the then current Term, subject to the following terms and conditions:

               (A) Tenant gives Landlord written notice of its election to exercise the Renewal Option not later than the date (the "Notice Date") which is nine (9) months prior to the Expiration Date of the then current Term;

               (B) Tenant submits current audited financial statements of Tenant to Landlord concurrently with Tenant's notice exercising a Renewal Option and such financial statements are approved in writing by Landlord; and

               (C) No Event of Default exists under this Lease either on the date Tenant exercises a Renewal Option, or unless waived in writing by Landlord, on the Expiration Date of the then current Term.

        29.2 Terms. If Tenant exercises a Renewal Option:

               (A) The Rent payable for the applicable Renewal Term shall be at a rate equal to the "market rate of rent," but in no event shall the initial annual rate of gross rent per square foot of rentable area payable for the Renewal Term be less than the annual rate of gross rent per square foot of rentable area payable under this Lease as of the Expiration Date of the then current Term. For purposes of the preceding sentence, "market rate of rent" shall mean the total annual gross rate of rent per rentable square foot (including all fixed and/or indexed rental adjustments and all adjustments for operating expenses and real estate taxes for the Building together with corresponding base years and taking into account all prevailing market rate tenant concessions (e.g., rental abatements and tenant improvements)), if any, as reasonably determined by Landlord which Landlord is offering to third party tenants for gross leases with 5-year lease terms commencing on or about the commencement date of the applicable Renewal Term for office space in the Building which is comparable to the Premises in condition, area and improvement. Prior to a Renewal Option, Tenant may request Landlord's determination of market rate of rent by giving Landlord written notice requesting Landlord's designation of the market rate of rent, which notice shall be



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

        given not earlier than the date which is 90 days prior to the Notice Date nor later than the date which is 45 days prior to the Notice Date. If Tenant timely gives the aforesaid notice, Landlord thereupon agrees to give Tenant written notice ("Landlord's Notice) setting forth the market rate of rent, which notice shall be given not later than the date which is 30 days prior to the Notice Date. Tenant's request for Landlord's determination of market rate of rent shall not be deemed as an exercise by Tenant of a Renewal Option.

               (B) Tenant shall have no further options to renew the Term of this Lease beyond the Expiration Date of the second Renewal Term;

               (C) Tenant shall not be entitled to any rental abatement for either Renewal Term, except as otherwise set forth in Landlord's Notice; and

               (D) Tenant shall accept the Premises on the commencement date of the applicable Renewal Term in an "as-is", "where-is" condition, without any representation, credit or allowance from Landlord with respect to the condition or improvement thereof, except as otherwise set forth in Landlord's Notice.

Except as hereinabove provided, all of the terms and provisions of this Lease shall apply to the applicable Renewal Term.

        29.3 Amendment. If Tenant exercises a Renewal Option, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the lease of the Premises by Landlord to Tenant for the Renewal Term on the terms provided above, which amendment shall be executed and delivered within 30 days after Tenant exercises the such Renewal Option.

        29.4 Termination. Each Renewal Option shall automatically terminate and become null and void upon the earlier to occur of

               (A)    The expiration or termination of this Lease;

               (B) The termination of Tenant's right to possession of the Premises;

               (C) The assignment of this Lease by Tenant, in whole or in part, except as permitted in section 8.1(A);

               (D) The sublease by Tenant of the Premises, or any portion thereof, except as permitted in section 8.1(A);

               (E) The recapture by Landlord of any space under section 8.2 above; or

               (F) The failure of Tenant to timely or properly exercise either Renewal Option.

30.     RIGHT OF FIRST OPPORTUNITY.

        30.1 Option Space. For purposes of this Lease, "Option Space" shall mean as of any date, that certain space located on the first floor of the Building (Suite 117) and containing approximately 1,257 square feet of rentable area, as shown on Exhibit F attached hereto, less such portions of said space, if any, which are leased by Tenant as of such date.

        30.2 Right of First Opportunity. With respect to the first lease and only the first lease which Landlord hereafter intends to enter into with a third-party tenant for either (i) all or any portion of the Option Space, or
(ii) the space described in clause (i) above plus any other space in the Building (for purposes hereof, any such other space shall be deemed to be part of the Option Space) and which has a lease term commencing at any time prior to January 1, 2007 (but excluding any new or renewal lease or lease expansion with any then existing tenant of all or any portion of the Option Space), Landlord shall give Tenant written notice of such intent ("Landlord's Notice") prior to Landlord entering into such lease. The Landlord's Notice shall specify (i) the location and rentable area of the portion of the Option Space which Landlord desires to lease (which is hereinafter referred to as the "Actual Option Space"), (ii) the proposed lease term for the Actual Option Space, (iii) the date upon which the Actual Option Space shall be available for occupancy, (iv) the annual rate of base rent per square foot of rentable area which Landlord desires to charge for the Actual Option Space, (v) the amount of all rent adjustments which Landlord desires to charge for the Actual Option Space, including, without limitation, fixed and/or indexed rent adjustments and rent adjustments for operating expenses and real estate taxes for the Building [and corresponding base amounts], and (vi) the tenant concessions (e.g., rent abatements and tenant improvement allowances), if any, which Landlord would be willing to provide to lease the Actual Option Space; it being agreed that items
(iv) through (vi) above shall be quoted by Landlord in Landlord's Notice for a hypothetical lease having a lease term which would expire on the Expiration Date of the Term of this Lease. Tenant shall thereupon have a one-time right (the "Right of Opportunity") to lease all, but not less than all, of the Actual Option Space, subject to the following terms and conditions:

               (A) Tenant gives Landlord a written notice of its election to exercise the Right of Opportunity within five (5) days after Landlord gives Tenant Landlord's Notice for such Right of Opportunity;

               (B) Tenant submits current audited financial statements of Tenant to Landlord concurrently with Tenant's Notice exercising the Right of Opportunity and such financial statements are approved in writing by Landlord;

               (C) No Event of Default exists under this Lease either on the date Tenant exercises such Right of Opportunity or, unless waived in writing by Landlord, on the proposed commencement date of the lease term for the Actual Option Space; and

               (D) No other tenant in the Building has exercised a right to lease the Actual Option Space as specified in Landlord's Notice, which right exists in favor of such tenant as of the date of execution of this Lease.

In the event that Tenant does not timely or properly exercise the Right of Opportunity, Landlord may at any time thereafter lease the Actual Option Space to any third-party tenant on such terms and provisions as Landlord may elect without again complying with the provisions of this section 30.

        30.3 Terms. If Tenant exercises the Right of Opportunity, the following terms and provisions shall apply:

               (A) Landlord shall lease the Actual Option Space to Tenant for a lease term commencing on the availability date specified in Landlord's Notice and expiring on the Expiration Date of the Term of this Lease;

               (B) The base rent and rental adjustments payable for the Actual Option Space shall be as set forth in Landlord's Notice;

               (C) Tenant shall not be entitled to any rental abatement for the Actual Option Space except as otherwise set forth in Landlord's Notice;

               (D) Tenant shall accept the Actual Option Space in an "as-is", "where-is" condition from Landlord, without any agreement, representation, credit or allowance from Landlord with respect to the improvement or condition thereof except as otherwise set forth in Landlord's Notice; and

               (E) All of the terms and provisions of this Lease shall apply with respect to the Actual Option Space, except as otherwise provided in this Section 30 or except as same may be inconsistent with the provisions of this Section 30.

        30.4 Amendment. If Tenant exercises the Right of Opportunity, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the lease of the Actual Option Space by Landlord to Tenant on the terms herein provided, which amendment shall be executed within thirty (30) days after Tenant exercises the such Right of Opportunity.

        30.5 Termination. The Right of Opportunity shall automatically terminate and become null and void upon the earlier to occur of:

               (A)    The expiration or termination of this Lease;

               (B) The termination by Landlord of Tenant's right to possession of the Premises;

               (C) The assignment of this Lease by Tenant, in whole or in part, except as permitted in section 8.1(A);

               (D) The sublease by Tenant of the Premises, or any part thereof, except as permitted in section 8.1(A);

               (E) The recapture by Landlord of any space under section 8.2 above;

               (F) The failure of Tenant to timely or properly exercise the Right of Opportunity.

31.     ADDITIONAL RIGHTS OF TENANT.

               (A) Conduit Fees. Landlord shall permit Tenant to use vertical and horizontal pathways outside of the Premises and within the Complex, provided that: (i) prior to utilizing such pathways, Tenant executes a Pathway Confirmation Agreement in the form attached hereto as Exhibit "D"; and (ii) Tenant pays to Landlord the pathway use fees set forth in Exhibit "D" attached hereto, as additional rent due hereunder.

               (B) Equipment Space (Generator). Landlord shall provide Tenant with an Equipment Space consisting of approximately 400 usable square feet of outside loading dock space and shall permit Tenant, at its expense, to install a generator and diesel fuel tank in such area provided that: (i) prior to utilizing such Equipment Space, Tenant executes a Space Acceptance Agreement in the form attached as Exhibit "E" attached hereto;(ii) Tenant pays to Landlord the Equipment Space rental rates set forth in section 1.1(H) of this Lease as additional rent due hereunder, and (iii) such installation is made in accordance with section 10 above.

               (C) Equipment Space (Antennae). Landlord shall permit Tenant, at its expense to install standard data antennae in an Equipment Space area designated by Landlord on the roof of the Building, provided that: (i) prior to installing such antenna, Tenant executes a Space Acceptance Agreement in the form attached hereto as Exhibit "E"; (ii) Tenant pays to Landlord, the Equipment Space rental rates set forth in section 1.1(H) of this Lease as additional rent due hereunder; and (iii) such installation is made in accordance with section 10.

               (D) Equipment Space (HVAC). Landlord shall permit Tenant to install its own heating, ventilation and air conditioning equipment within the Premises and Landlord shall provide an Equipment Space in an area designated by Landlord, either inside or outside of the Building, for the installation of glycol lines to the rooftop of the Building, provided that: (i) prior to installing such glycol lines, Tenant executes a Space Acceptance Agreement in the form attached hereto as Exhibit "E"; (ii) Tenant pays to Landlord, the Equipment Space rental rates set forth in section 1.1(H) of this Lease as additional rent due hereunder; and (iii) such installation is made in accordance with section 10 above.

               (E) Fire Suppression. Landlord shall permit Tenant, at its expense, to install within the Premises its choice of a pre-action or FM200 fire suppression system with Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed provided that such installation is made in accordance with section 10 above.

32.     CONDITION.

        This Lease is expressly subject to and conditioned upon Landlord and Best Communications, Inc. ("Best"), an existing tenant of the Building, entering into a lease termination agreement (the "Best Termination Agreement"), on terms and provisions acceptable to Landlord, whereby Landlord shall terminate that certain office lease dated March, 1996 entered into by and between Landlord and Best (the "Best Lease"), effective as of November 14, 1999. If the Best Termination Agreement is not fully executed on or before November 14, 1999, for any reason whatsoever, then either party may terminate this Agreement by giving written notice of termination to the other party at any time after November 14, 1999, but prior to the date, if any, upon which the Best Termination Agreement is fully executed, in which event neither party shall have any further rights or obligations under this Agreement and the Best Lease shall continue in full force and effect for the full stated Term, subject to the terms and provisions of the Best Lease.

        IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in section l.lD hereof.

LANDLORD:                                    TENANT:

LaSalle Bank National
Association formerly known as
LASALLE NATIONAL BANK, f/k/a                 UNIVERSAL ACCESS, INC., a Delaware
LASALLE NATIONAL TRUST N.A., not             corporation
personally, but solely as Trustee
under Trust Agreement dated
April 14, 1978 and known as
Trust Number 54214
                                             By: /s/ ROBERT POMMER
                                                --------------------------------
                                             Its: COO
                                                 -------------------------------

By:  /s/ ROSEMARY COLLINS
   --------------------------------
Its: VICE PRESIDENT
    -------------------------------


ATTEST:


By: /s/ DEBORAH BERG
   --------------------------------
Its: Assistant Secretary
    -------------------------------

                          EXHIBIT A-1 PLAN OF PREMISES

                                  [FLOOR PLAN]

                          EXHIBIT A-2 PLAN OF PREMISES

                                  [FLOOR PLAN]

                         Exhibit C-1 - Pathway Use Fees

                          HORIZONTAL PATHWAY USE FEES


================================================================================
                        FOR BASEMENT (GARAGE) LEVEL ONLY
================================================================================

     TYPE                 RATE PER                               YEARLY RATE PER
                         HORIZONTAL                                PATHWAY FOOT
                      PATHWAY FOOT PER
                           MONTH
--------------------------------------------------------------------------------
1 INCH                     $.26                                       $3.12

1 1/4 INCH                 $.35                                       $4.20

2 INCH                     $.42                                       $5.04

3 INCH                     $.51                                       $6.12

4 INCH                     $.60                                       $7.20
--------------------------------------------------------------------------------


================================================================================
                             FOR FLOORS 1 THROUGH 8
================================================================================

     TYPE                 RATE PER                               YEARLY RATE PER
                         HORIZONTAL                                PATHWAY FOOT
                      PATHWAY FOOT PER
                           MONTH
--------------------------------------------------------------------------------
1 INCH                    $1.50                                       $18.00

1 1/4 INCH                $2.00                                       $24.00

2 INCH                    $2.50                                       $30.00

3 INCH                    $3.00                                       $36.00

4 INCH                    $3.50                                       $42.00
--------------------------------------------------------------------------------

The above fees are current as of the date indicated below. The fees are to be increased annually by an amount which is the greater of: a) the increase in the Consumer Price Index (Chicago-Gary-Kenosha SMSA) for all Urban Consumers; or b) four percent (4%).

                         Exhibit C-2 - Pathway Use Fees

                           VERTICAL PATHWAY USE FEES
                   FOR PATHWAY FROM BASEMENT TO EIGHTH FLOOR


================================================================================
                      INNERDUCT INSTALLED WITHIN 4" CONDUIT
================================================================================
      TYPE                 RATE PER VERTICAL             YEARLY RATE PER
                          PATHWAY PER MONTH                  PATHWAY
--------------------------------------------------------------------------------
1 INCH                    $150.00                        $1,800.00

1 1/4 INCH                $170.00                        $2,040.00

2 INCH                    $200.00                        $2,400.00
--------------------------------------------------------------------------------


================================================================================
                        EXCLUSIVE USE OF ENTIRE CONDUIT
================================================================================
      TYPE                 RATE PER VERTICAL             YEARLY RATE PER
                          PATHWAY PER MONTH                  PATHWAY
--------------------------------------------------------------------------------
2 INCH                    $350.00                        $4,200.00

4 INCH                    $500.00                        $6,000.00
--------------------------------------------------------------------------------

All rates above are for connecting any floor to any other floor (i.e., rate would not differentiate between a two floor access run and an eight floor access run).

The above fees are current as of the date indicated below. The fees are to be increased annually by an amount which is the greater of: a) the increase in the Consumer Price Index (Chicago-Gary-Kenosha SMSA) for all Urban Consumers; or b) four percent (4%).

                                    EXHIBIT D
                   PATHWAY CONFIRMATION AGREEMENT NO. UAI99001

        THIS PATHWAY CONFIRMATION AGREEMENT, made this 15th day of December, 1999 by and between LASALLE NATIONAL BANK, f/k/a LaSalle National Trust, N.A., not personally, but solely as Trustee under Trust Agreement dated April 14, 1978 and known as Trust Number 54214 ("Landlord"), and UNIVERSAL ACCESS, INC., a Delaware corporation ("Tenant")

                                   WITNESSETH:

        WHEREAS, Landlord and Tenant did enter into that certain Lease (the "Lease"), dated December 13, 1999 for the demise of (i) certain space situated on the first floor (Suites 121 and 123) of the Building located at 700 South Federal Street, Chicago, Illinois and (ii) certain equipment space located on the loading dock of the Building (each an "Equipment Space") for the installation by Tenant of certain equipment; and

        WHEREAS, all terms defined in the Lease shall have the same meanings when referred to herein; and

        WHEREAS, Landlord has requested that Tenant acknowledge and confirm each use by Tenant of certain horizontal and/or vertical pathways in the Building, pursuant to and in accordance with Section 2 of the Lease, and Landlord has further requested Tenant to acknowledge and confirm its obligations attendant upon each such use, pursuant to and in accordance with Section 2 of the Lease; and

        WHEREAS, Tenant has agreed to acknowledge said use and obligations in connection therewith, each of the Pathway Confirmation Agreements executed to date being part of the total Pathway obligations due to Landlord.

        NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, Landlord and Tenant hereby agree as follows:

        (1) The horizontal pathways used by Tenant and the fees payable therefor are as follows:

                                              Monthly               Annual
                                             Pathway Fee           Pathway Fee
               Description                 in U.S. Dollars       in U.S. Dollars
               -----------                 ---------------       ---------------
               See Attached Exhibit D-1        $835.40             $10,024.80

        (2) The vertical pathways used by Tenant and the fees payable therefor are as follows:

                                              Monthly               Annual
                                             Pathway Fee           Pathway Fee
               Description                 in U.S. Dollars       in U.S. Dollars
               -----------                 ---------------       ---------------
               See Attached Exhibit D-1       $2,000.00            $24,000.00

        (3) Tenant agrees to pay to Landlord the additional monthly Pathway Fees as determined under Paragraphs 1 and 2 above at the times and in the manner set forth in Section 3 of the Lease, in accordance with the terms and provisions.

        EXCEPT as hereby modified and amended, all other terms, provisions, covenants and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Commencement Date Agreement to be executed by their duly authorized representatives on the day and year above written.

LANDLORD:                                    TENANT:

LaSalle Bank National Association
formerly known as
LASALLE NATIONAL BANK, f/k/a                 UNIVERSAL ACCESS, INC., a Delaware
LASALLE NATIONAL TRUST N.A., not             corporation
personally, but solely as Trustee
under Trust Agreement dated
April 14, 1978 and known as Trust
Number 54214


By: /s/ ROSEMARY COLLINS                     By: /s/ ROBERT POMMER
   --------------------------------             --------------------------------
Its: VICE PRESIDENT                          Its:  COO
    -------------------------------              -------------------------------



ATTEST:


By: /s/ DEBORAH BERG
   --------------------------------
Its: ASSISTANT SECRETARY
    -------------------------------

PRINTERS SQUARE PATHWAY USE FEE CALCULATION

UNIVERSAL ACCESS, INC PATHWAY CONFIRMATION AGREEMENT NO. UA199001

Fees are to be increased annually by 4% on the anniversary date of this Pathway Confirmation Agreement.


                              HORIZONTAL PATHWAYS

                                             MONTHLY
                                             RATE PER
                                             PATHWAY        MONTHLY        ANNUAL
                                NO. OF       FOOT IN        PATHWAY       PATHWAY
                                PATHWAY        U.S.       FEE IN U.S.   FEE IN U.S.
  FLOOR          TYPE            FEET        DOLLARS        DOLLARS       DOLLARS            DESCRIPTION (IDENTIFICATION NO.)
  -----          ----           -------      --------     -----------   -----------   ---------------------------------------------
Basement    4" horizontal         151         $0.60         $ 90.60      $ 1,087.20   To 620 east stairwell/Williams (UAI99001-1)
Sixth       4" horizontal          85         $3.50         $297.50      $ 3,570.00   To 620 east stairwell/Williams (UAI99001-1)
Basement    4" horizontal         200         $0.60         $120.00      $ 1,440.00   Suite 121 to Bell Canada (UAI99001-2)
First       2" horizontal         189         $0.42         $ 79.38      $   952.56   Suite 121 to Netpop (UAI99001-3)
Basement    4" horizontal         124         $0.60         $ 74.40      $   892.80   To 620 east stairwell/Worldcom (UAI99001-4)
Basement    4" horizontal         124         $0.60         $ 74.40      $   892.80   To 620 east stairwell/Worldcom (UAI99001-5)
Basement    2" horizontal         236         $0.42         $ 99.12      $ 1,189.44   To 620 east stairwell/Worldcom (UAI99001-6)
                                                            $    --      $       --
                                                            $    --      $       --
                                                            $    --      $       --
                                                            $    --      $       --
                                   TOTAL HORIZONTAL FEES    $835.40      $10,024.80



                               VERTICAL PATHWAYS

                                                                               MONTHLY           ANNUAL
                                                                               PATHWAY           PATHWAY
                                                                             FEE IN U.S.       FEE IN U.S.
         DESCRIPTION (IDENTIFICATION NO.)                                      DOLLARS           DOLLARS
------------------------------------------------------------------           -----------       -----------
One 4" vertical in 620 east stairwell to Williams (UAI99001-1)                 $  500.00        $ 6,000.00
One 4" vertical in 620 east stairwell to Worldcom (UAI99001-4)                 $  500.00        $ 6,000.00
One 4" vertical in 620 east stairwell to Worldcom (UAI99001-5)                 $  500.00        $ 6,000.00
One 4" vertical in 620 east stairwell to Worldcom (UAI99001-6)                 $  500.00        $ 6,000.00
                                                                                                $       --
                                                                                                $       --
                                                                                                $       --
                                                                                                $       --
                                                                                                $       --
                                                                                                $       --
                                                                                                $       --
                                                        TOTAL VERTICAL FEES    $2,000.00        $24,000.00

                                    EXHIBIT E
                           SPACE ACCEPTANCE AGREEMENT

        THIS AGREEMENT, made this 15th day of December, 1999 by and between LASALLE NATIONAL BANK, f/k/a LaSalle National Trust, N.A., not personally, but solely as Trustee under Trust Agreement dated April 14, 1978 and known as Trust Number 54214 ("Landlord"), and UNIVERSAL ACCESS, INC., a Delaware corporation ("Tenant")

                              W I T N E S S E T H:

        WHEREAS, Landlord and Tenant did enter into that certain Lease with Tenant (the "Lease") dated December 13, 1999 for the demise of (i) certain space (Suite 121 and 123) on the first floor of the building (the "Building") located at 700 South Federal Street, Chicago, Illinois and (ii) certain equipment space located on the loading dock of the Building (each an "Equipment Space") for the installation by Tenant of certain equipment; and

        WHEREAS, all terms defined in the Lease shall have the same meanings when referred to herein; and

        WHEREAS, Landlord has requested that Tenant acknowledge and confirm the actual size of and Monthly Base Rent payable for the Equipment Space, pursuant to and in accordance with Section 2.1 of the Lease; and

        WHEREAS, Tenant has agreed to acknowledge said information.

        NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, Landlord and Tenant hereby agree as follows:

        1. The area comprising the Equipment Space for the generator ("Generator Space") shall be an area of 11'x22' containing 242 usable square feet as shown on Exhibit E-1 attached hereto. The area is described as follows: Starting at the point of beginning ("POB") being the center of column G12, go South 11', thence east 11', thence north 22', thence west 11', thence south 11' to the POB. The area comprising the Equipment Space for the HVAC equipment ("HVAC Space") shall be an area of 5'x22' containing 110 usuable square feet as shown on Exhibit E-2 attached hereto. The area of the HVAC Space is described as follows: The area encompassed within the upper walkway of the loading dock (approximately 5' in width) being 11' north of and 11' south of the center line of column line 12.

        2. Effective as of the Commencement Date, the Monthly Base Rent for the Equipment Space shall be payable in the following amounts for the following periods based on a total area of 352 usable square feet:

                                                      MONTHLY BASE RENT
                    PERIOD                             IN U.S. DOLLARS
                    ------                            -----------------
              12/15/99 - 12/31/00                          $366.67
               1/1/01 - 12/31/01                           $377.81
               1/1/02 - 12/31/02                           $388.96
               1/1/03 - 12/31/03                           $400.69
               1/1/04 - 12/31/04                           $412.72
               1/1/05 - 12/31/05                           $425.04
               1/1/06 - 12/31/06                           $437.95
               1/1/07 - 12/31/07                           $450.85
               1/1/08 - 12/31/08                           $464.35
               1/1/09 - 12/31/09                           $478.43

        EXCEPT as hereby modified and amended, all other terms, provisions, covenants and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed by their duly authorized representatives on the day and year above written.


TENANT:                                      LANDLORD: LaSalle Bank National
                                                       Association formerly
                                                       known as

UNIVERSAL ACCESS, INC., a Delaware           LASALLE NATIONAL BANK, NOT
corporation                                  PERSONALLY, BUT SOLELY AS TRUSTEE
                                             AS AFORESAID


BY: /s/ ROBERT POMMER                       BY: /s/ Rosemary Collins
   --------------------------------             --------------------------------

-----------------------------------          -----------------------------------

TITLE: COO                                   TITLE: PRESIDENT
      -----------------------------                -----------------------------

                                  [FLOOR PLAN]

                                  EXHIBIT E-1
                                EQUIPMENT SPACE
                                GENERATOR SPACE

Letters and numbers in circles indicate building column lines as established in building architectural drawings available for inspection by Tenant upon request.

                                  [FLOOR PLAN]


                                  EXHIBIT E-2
                                EQUIPMENT SPACE
                                   HVAC SPACE


Letters and numbers in circles indicate building column lines as established in building architectural drawings available for inspection by Tenant upon request.

                                  [FLOOR PLAN]


                        EXHIBIT F - PLAN OF OPTION SPACE